Exhibit 4.1

SECOND AMENDMENT AND WAIVER

TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT AND WAIVER dated as of September 28, 2006, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the undersigned lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of May 16, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 1, 2005 (the “Credit Agreement”) pursuant to which the Lenders have agreed to make revolving loans and other extensions of credit available to the Borrower.

B. The Borrower desires to (i) redeem its Senior Notes or amend the indenture under which the Senior Notes were issued and (ii) purchase pursuant to a tender offer its Senior Subordinated Notes and amend the indenture under which the Senior Subordinated Notes were issued and has requested that the Lenders consent to such redemption and purchase and permit the payment of consent fees with respect to such amendments. Additionally, pursuant to a Purchase and Sale Agreement dated as of August 6, 2006, among the Borrower, certain subsidiaries of the Borrower, and certain subsidiaries of Occidental Petroleum Corporation, the Borrower has agreed to sell to certain subsidiaries of Occidental Petroleum Corporation the oil and gas properties described therein.

C. In connection with the redemption and purchase by the Borrower of its Senior Notes and Senior Subordinated Notes, any amendments to the related indentures and the sale by the Borrower of certain of its oil and gas properties to certain subsidiaries of Occidental Petroleum Corporation, the Borrower has requested that the Credit Agreement be amended to reduce the Borrowing Base and to permit certain investments as more fully set forth herein and that the Lenders waive the prohibition of the payment of a fee with respect to such amendments to the indentures, and the undersigned Lenders are willing to do so subject to the terms and conditions set forth herein and provided that the Borrower and the Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this amendment, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of Borrowing Base in Section 1.02 is hereby amended to read as follows:

“‘Borrowing Base’ means (i) during the period beginning on the Specified Date and ending on November 1, 2006, $1,000,000,000 and (ii) at any other time an amount determined in accordance with Section 2.07, in each case as the same may be adjusted from time to time pursuant to Section 8.13(c), Section 9.02(k) or Section 9.13(e).”

(b) Section 1.02 of the Credit Agreement is hereby amended by inserting after the definition of “Notes” the following new definition:

“‘Occidental Agreement’” means the Purchase and Sale Agreement dated as of August 6, 2006, among the Borrower, certain subsidiaries of the Borrower and certain subsidiaries of Occidental Petroleum Corporation.”

(c) Section 1.02 of the Credit Agreement is hereby amended by inserting after the definition of “Senior Subordinated Notes” the following new definitions:

“‘Specified Date’ means the earlier of (i) the date on which the Borrower consummates the sale of Oil and Gas Properties pursuant to the Occidental Agreement, (ii) the date on which the Borrower issues Specified Notes and (iii) the date on which the Borrower first Redeems any of the Senior Notes or the Senior Subordinated Notes.”

“‘Specified Notes’ means up to $600,000,000 aggregate principal amount of Permitted Additional Notes issued after September 28, 2006, and prior to November 1, 2006.”

(d) Section 9.02(k) is hereby amended by inserting in clause (vii) thereof after the first use of “Permitted Additional Notes” therein the phrase “(other than Specified Notes)”.

(e) Section 9.04(a)(v) is hereby amended by inserting immediately prior to the semicolon therein the phrase “(for this purpose the Redemption by the Borrower of the Senior Notes and the Senior Subordinated Notes shall not be considered to have been made pursuant to Section 9.04(b)(i))”.

(f) The proviso in Section 9.04(b)(i) is hereby amended to read as follows:

“provided, however, that (A) the Borrower may Redeem Senior Notes, Senior Subordinated Notes or Permitted Additional Notes to the extent that it could make a Restricted Payment in respect of Equity Interests under Section 9.04(a)(v) and (B) the Borrower may Redeem all or a portion of the Senior Notes and Senior Subordinated Notes prior to January 31, 2007”.

(g) Section 9.05(l) is hereby amended in its entirety as follows:

“(l) Investments in Unrestricted Subsidiaries, provided that (i) the aggregate amount of all such Investments at any one time shall not exceed $50,000,000 (or its equivalent in other currencies as of the date of Investment), (ii) the Borrowing Base Utilization Percentage is less than 80% immediately before and immediately after giving effect to such Investment and (iii) at the time of such Investment no Event of Default then exists.”

(h) Section 9.13 is hereby amended by inserting at the end of clause (ii) thereof the following phrase:

“ except as otherwise provided in the definition of “Borrowing Base” with respect to the sale of Oil and Gas Properties pursuant to the Occidental Agreement.”

3. Waiver. The undersigned Lenders hereby waive compliance by the Borrower with Section 9.04(b) to the extent necessary to permit the Borrower to take the following actions:

(a) Payment of a fee to the holders of the Senior Subordinated Notes for the purpose of obtaining their consent to an amendment of the indenture under which the Senior Subordinated Notes were issued to remove certain of the covenants set forth therein; and

(b) Payment of a fee to the holders of the Senior Notes for the purpose of obtaining their consent to an amendment of the indenture under which the Senior Notes were issued to remove and/or amend certain of the covenants set forth therein.

4. Conditions to Effectiveness. This amendment shall become effective on the date on which the following conditions have been satisfied or waived:

(a) The representations and warranties of the Borrower set forth in Section 5 shall be true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date;

(b) The Administrative Agent shall have received this amendment, executed and delivered by the Borrower, the Administrative Agent and the Super-majority Lenders; and

(c) Each Guarantor shall have executed and delivered an acknowledgment and confirmation to this amendment substantially in the form of Exhibit A hereto.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a) This amendment has been duly authorized by all necessary corporate action and constitutes the a legal, valid and binding obligation of the Borrower ,

enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

(b) Each of the representations and warranties made by the Borrower or its Subsidiaries in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this amendment) on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date.

(c) No Default or Event of Default has occurred and is continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

6. Continuing Effect of the Credit Agreement. Except as expressly stated herein, this amendment shall not constitute a waiver of any provision of the Credit Agreement, and shall not be construed as a consent to any action on the part of the Borrower, that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents. The Borrower hereby confirms and ratifies the Credit Agreement and each of the other Loan Documents as amended and waived hereby and acknowledges and agrees that the same shall continue in full force and effect as amended and waived hereby.

7. Reference to the Credit Agreement. Upon the effectiveness of this amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “herein” or words of like import refers to the Credit Agreement, as amended and waived hereby.

8. Counterparts. This amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original or facsimile form and all of such counterparts taken together are deemed to constitute one and the same instrument.

9. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this amendment refer to this amendment as a whole and not to any particular section or provision of this amendment. References in this amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

10. Headings Descriptive. The headings of the several sections of this amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this amendment.

11. Governing Law. This amendment shall be governed by and construed in accordance with the law of the State of New York.

12. Payment of Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs incurred in connection with this amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

13. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this amendment as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

	By:	/s/ Jo Linda Papadakis
Jo Linda Papadakis
Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and as a Co-Syndication Agent

	By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

HARRIS NESBITT FINANCING, INC., as a Lender and as a Co-Syndication Agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Lender and as a Co-Documentation Agent

By:	/s/ N. Bell
Name:	N. Bell
Title:	Senior Manager

SCOTIABANC, INC., as a Lender and as a Co- Documentation Agent

By:	/s/ William E. Zarrett
Name:	William E. Zarrett
Title:	Managing Director

BNP PARIBAS, as a Lender and as a Co- Documentation Agent

By:	/s/ Brian M. Malong
Name:	Brian M. Malong
Title:	Managing Director

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Vice President

BANK OF SCOTLAND, as a Lender

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	AVP

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ John Grandstaff
Name:	John Grandstaff
Title:	Director

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ John F. Miller
Name:	John F. Miller
Title:	Attorney – In – Fact

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Carin Keegan
Name:	Carin Keegan
Title:	Vice President

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Douglas A. Whiddon
Name:	Douglas A. Whiddon
Title:	Senior Vice President

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Debbi Brito
Name:	Debbi Brito
Title:	Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chris Hewitt
Name:	Chris Hewitt
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Paul A. Squires
Name:	Paul A. Squires
Title:	Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Authorized Signatory

GOLDMAN SACHS CREDIT PARTNERS L.P., as a lender

By:	/s/ Philip F. Green
Name:	Philip F. Green
Title:	Authorized Signatory

EXHIBIT A

ACKNOWLEDGMENT AND CONFIRMATION

In connection with the Second Amendment and Waiver to Amended and Restated Credit Agreement dated as of September 28, 2006 (the “Second Amendment”), among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, each of the undersigned persons, as a Guarantor under the Guaranty Agreement dated as of May 16, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) made by each such Person in favor of the Administrative Agent for the ratable benefit of the Guaranteed Creditors (as defined therein), (a) acknowledges the execution and delivery of the Second Amendment by the Borrower and the effect of the provisions of the Second Amendment and (b) confirms that each Loan Document (as the same may be amended or waived, as the case may be, pursuant to and in connection with the Second Amendment) to which it is a party or otherwise bound remains in full force and effect and that all collateral encumbered thereby will continue to secure, to the fullest extent possible, the payment and performance of all Indebtedness, including without limitation the payment and performance of all such Indebtedness in respect of the Indebtedness now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under the Guaranty to cover all Indebtedness evidenced by the Credit Agreement as same has been created, amended and/or waived by or in connection with the Second Amendment. The Guaranty and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in the Second Amendment and the other Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the effective date of the Second Amendment, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. The Lenders hereby preserve all their respective rights against each Guarantor under the Guaranty and the other Loan Documents to which each Guarantor is a party.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this Second Amendment, such Guarantor is not required by the terms of the Credit Agreement, this Second Amendment or any other Loan Document to consent to the amendments and waivers of the Credit Agreement effected pursuant to this Second Amendment; and (ii) nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or waivers to the Credit Agreement.

Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Credit Agreement dated as of May 16, 2005, among the Borrower, the lenders party thereto, and the Administrative Agent, as amended, modified or supplemented.

[Signatures on following page]

ARGUELLO INC.

BROWN PXP PROPERTIES, LLC

NUEVO GHANA INC.

NUEVO INTERNATIONAL INC.

NUEVO OFFSHORE COMPANY

NUEVO RESOURCES INC.

PACIFIC INTERSTATE OFFSHORE COMPANY

PLAINS LOUISIANA INC.

PLAINS RESOURCES INTERNATIONAL, INC.

PXP GULF COAST INC.

PXP LOUISIANA L.L.C.

By: PXP Louisiana Inc., its sole member

PXP PERMIAN INC.

PXP TEXAS INC.

PXP TEXAS LIMITED PARTNERSHIP

By: PXP Texas Inc., its general partner

PXP DEEPWATER L.L.C.

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Vice President and Treasurer

CANE RIVER DEVELOPMENT LLC

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President & Secretary

Exhibit A